Exhibit 10.54

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For Property Located At

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1. PARTIES

This Lease (the “Lease” or the “Agreement”) dated for reference purposes only as of February 23, 2012, is made by and between Highridgeline, LLC, a New Mexico Limited Liability Company (herein called “Landlord”), and ADA-ES, Inc., a Colorado Corporation (hereinafter called “Tenant”). Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements set forth herein.

2. PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord for the term set forth below, and upon all of the conditions set forth herein, that certain real property situated in the City of Highlands Ranch, County of Douglas, and State of Colorado, commonly known as Suites 1000, 1100, 1200, 1400 and 1500 (herein called the “Leased Space” or the “Premises”) of the building located at 8955 South Ridgeline Boulevard (the “Building”) and described as: Highridgeline at Highlands Ranch. The size per each Suite listed, located within the Building, is Suite 1000 – approximately 3,787 Square Feet (SF); Suite 1100 – approximately 3,635 SF; Suite 1200 – approximately 3,772 SF; Suite 1400 – approximately 2,742 SF; Suite 1500 – approximately 1,099 SF Totaling Approximately 15,035 SF. (The land upon which the Building and related improvements are located is herein called the “Land” and the Land and the Building and all related improvements located on the Land collectively are called the “Real Property”.)

3. TERM

3.1) Base Term. The initial or base term of the lease of Suites 1200 and 1400 shall commence on April 1, 2012 and end on February 28,, 2019 unless sooner terminated pursuant to any provision herein. The initial or base term of the lease for Suites 1000 and 1500 shall commence on May 1, 2012 and end on February 28, 2019, again unless sooner terminated pursuant to any provision herein. The initial or base term of the lease for suite 1100 shall commence on September 1, 2012 and end on February 28, 2019, again unless sooner terminated pursuant to any provision herein (the initial or base term of the lease for all Suites being collectively, as applicable, the “Base Term” or “Initial Term”). The term “Lease Year” shall mean each twelve-month period subsequent to the date of commencement of the Base Term for Suites 1200 and 1400.

3.2) Renewal Term(s). Provided that this Lease is in full force and effect at the time of the attempted exercise and provided further that Tenant is not in default of any of the terms, covenants, conditions, provisions or agreements of this Lease, or any amendments thereto, at the time of the attempted exercise, Tenant shall have two (2) five (5) year options to renew the term of this Lease (each a “Renewal Term,” and with the Base Term and any applicable, exercised Renewal Term, being collectively the “Term”), inclusive of any expansion space. In order to exercise these options, Tenant shall provide landlord with no less than six (6) months prior written notice of its intent to renew the Term of this Lease for the particular option, time being of the absolute essence in this regard. All terms of the Lease for the Base Term of the Lease shall apply to each exercised and applicable Renewal Term except as otherwise provided herein and except as otherwise may be specifically modified in writing by the parties.

3.3) Possession Prior to Term Commencement. Upon execution of this Lease, Landlord will provide Tenant with immediate access to and possession of Suites 1200 and 1400 so that Tenant can begin making the Tenant Improvements (as defined in Section 4.4) in such Suites.

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Landlord shall provide access to and possession of suites 1000 and 1500 on or before May 1, 2012 and access to and possession of suites 1100 on or before September 1, 2012. Landlord shall provide the Premises in “broom clean” condition. All such early occupancy shall be subject to all of the provisions of this Lease, except that no Rent (as defined in Section 4.2) shall be due until the Term has commenced. Said early possession shall not advance the termination date of this Lease. If Landlord shall be unable, or otherwise shall fail, to provide Tenant with access to and possession of any Suite by the respective date indicated above, then Tenant shall be entitled to a credit against the Base Rent due for such Suite in the amount of two (2) days of no or “free” Base Rent for each day of such delay in delivery of access to and possession of the applicable Suite, which credit shall be considered and constitute liquidated damages to Tenant for Landlord’s delay, the parties stipulating and agreeing that such credit represents a fair and reasonable estimate of the cost that Tenant will incur by reason of the Landlord’s delay.

3.4) Delivery of Possession. Tenant shall be deemed to have taken possession of the Leased Space when Landlord delivers possession of the Leased Space to Tenant to allow Tenant to begin the Tenant Improvements.

3.5) Holding Over. Should Tenant continue to occupy the Leased Space after the expiration of the Term, with the consent of Landlord, such holding over shall be deemed to have created a month-to-month tenancy subject to each and all of the terms herein provided and any such holding over shall not constitute an extension of the Lease. During such holding over, Tenant’s Base Rent (as hereinafter defined) shall be 100% of the Base Rent for the last month of the Term for the first month of the hold over; 125% of the last month’s Base Rent for the second month of the hold over; and 150% of the last month’s Base Rent for any remaining months of the hold over, plus any Additional Rent accruing during such hold over period. Such tenancy shall continue until terminated by Landlord or Tenant by written notice given at least fifteen (15) days prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

3.6) End of Term. Tenant shall, upon the last of the Term, or upon sooner termination of the Term, or upon vacating the Leased Space after holding over, peaceably and quietly surrender and deliver the Leased Space to Landlord free of any sub-tenancies (unless Landlord shall consent in writing to the continuance thereof), broom-clean, in good condition and repair, reasonable wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by Tenant’s or any subtenant’s use thereof or by the removal of Tenant’s or any sub-tenant’s trade fixtures, furnishings, and equipment pursuant to Article 7.3(c), which repair shall include but not be limited to the patching and filling of holes and repairs of structural damage. Except for trade fixtures, furnishings and equipment, which shall belong to Tenant and can be removed, or not, at Tenant’s option, Tenant shall not be required to remove any improvements to the Premises made by or on behalf of Tenant (and restore the Premises to its condition prior to making of such improvements) if Landlord approved the improvement prior to the time it was made by Tenant.

4. RENT

4.1) Base Rent. For the Base Term, Tenant shall pay base rent for each Suite comprising the Premises as set forth in Exhibit A attached hereto (the “Base Rent”). Base Rent for any exercised and applicable Renewal Term (including any increases for Lease Years within such Renewal Term) shall be “Fair Market Value” as defined in Section 21. The Base Rent, less the

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applicable Base Rent Abatement, shall be payable in monthly installments, in advance, on the first day of each and every calendar month during the Term, and shall be considered late if not received by the fifth (5th) business day of the applicable month. All rental payments (whether Base Rent or Additional Rent, as hereinafter defined) shall be paid to the Landlord, without deduction, setoff, notice or demand, except as specifically allowed herein, in legal tender of the United States, at the Management office for the Landlord, namely c/o Realty Management Solutions, Inc. at 1660 17th Street, Suite 225, Denver, Colorado 80202, or at such other place as the Landlord may designate by written notice to Tenant.

4.2) Additional Rent. Any other sums of money or charges to be paid by the Tenant pursuant to the provisions of this Lease may be designated as “Additional Rent,” and Base Rent and Additional Rent shall be collectively referred to as “Rent”.

(I) Tenant agrees to pay throughout the Term of this Lease (including during the period of any abatement of Base Rent) and before delinquency Additional Rent in the form of Tenant’s pro rata share of the following operating expenses and costs (the “Property Expenses”):

(a) all actual costs and charges for heat, water, lights, plumbing, electricity, natural gas, sewage and all other charges, levies and license and permit fees relating to public utilities that may now or hereafter service the Premises, unless paid by Tenant directly to the utility provider, and all actual costs and charges for heat, water, lights, plumbing, electricity, natural gas, sewage and all other charges, levies and license and permit fees relating to public utilities that may now or hereafter service the common areas of the Real Property;

(b) all real property taxes, assessments (special or otherwise), annual installments, special assessments, license fee, rent tax, levy, or other similar tax imposed by an authority having the direct or indirect power to tax and all other governmental charges, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever levied against the Real Property (collectively, “Real Property Taxes”); provided, however, such Real Property Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective number of months during which this Lease is in effect. Real Property Taxes shall exclude income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord, in whole or in part, in lieu of, as a substitute for or as an addition to, any other tax which would otherwise constitute a Real Property Tax.

(c) the cost and expenses of all reasonable maintenance, repairs and improvements of the Real Property including all necessary long term maintenance matters, which includes but is not limited to, any and all roof and HVAC repairs and/or replacement, parking area re-surfacing, replacement lighting, plumbing and all costs, expenses, interest and the like in accordance with paragraph 4.3 below;

(d) Insurance premiums as set forth in section 8.2 hereunder; and,

(e) Management and accounting fees directly associated with the Real Property.

(II) Property Expenses shall exclude the following and such expenses will not be included as Additional Rent:

a.	costs for which Landlord actually receives reimbursement from third parties (other than as additional rent from tenants) by insurance, condemnation awards, warranties, or otherwise;

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b.	expenses incurred in leasing or procuring new tenants, including advertising expenses or leasing commissions paid to agents of Landlord or other brokers;

c.	costs of renovating or constructing space for Tenant or other tenants or renovating space vacated by Tenant or other tenants;

d.	income, capital stock, estate, inheritance, franchise or other taxes payable by Landlord unless the same shall have been levied as a substitute for or supplement of real property taxes;

e.	depreciation of the Building or Landlord’s personal property at the Building;

f.	interest or debt or amortization payments on any mortgage or deed of trust, rental under any prime lease or similar rental under any other superior lease or sublease;

g.	any wages, salaries or other compensation paid to any employee not employed for or on behalf of the Building (to the extent wages, salaries, or other compensation are billed to the Building for any employee not employed by Landlord full-time on behalf of the Building, Landlord shall reasonably prorate such employee’s time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations);

h.	dividends paid by Landlord;

i.	costs of alterations and capital improvements which could not be expensed under generally accepted accounting principles;

j.	the costs incurred to remove or otherwise abate asbestos, asbestos-containing materials, or any substance regulated under any law related to human health or the environment from or beneath the Building or Project unless brought upon the Project by Tenant, its employees or agents;

k.	that portion of any payment made to an affiliate of Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

l.	the costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims;

m.	interest, fines, late payment charges or penalties payable due to the failure of Landlord to pay taxes, utilities or other charges in a timely manner;

n.	costs or expenses of or any special services or equipment rendered or incurred for a tenant if the same are not rendered to Tenant;

o.	expenses for correcting structural defects in the construction of the Building;

p.	reserves for Property Expenses or other operating expenses;

q.	political and charitable contributions;

r.	costs incurred in removing the property of former tenants and/or other occupants of the Building; and

s.	costs related to the operation of any concession in the Building.

Tenant’s proportional share of the foregoing charges shall be calculated by dividing the square footage of the Leased Space by the total leasable square footage of the Building (34,796 sq. ft.) of which the Leased Space is a part (e.g. by way of example, only: 15,035 sq. ft. divided by the total leasable square footage of the Building (34,796 sq. ft.) of which the Leased Space is a part). As of the date of execution of the Lease, Landlord estimates that Property Expenses are approximately $5.50/SF. Tenant shall pay the Additional Rent to Landlord, without any deduction or offset allowed (except as specifically provided herein), with each monthly installment of Base Rent on the same day and at the same place such installment of Base Rent is due, such payment to be a sum (“Funds”) equal to one-twelfth of the annual Property Expenses, as reasonably estimated by Landlord, on the basis of the prior calendar year’s Property Expenses. Tenant’s obligation to pay Tenant’s share of Property Expenses shall

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survive the expiration or termination of the Lease or the early termination of Tenant’s right to occupy the Leased Space until the earlier date of the Property Expenses being finally verified or twelve months after the Term. The Funds shall not be deemed to be trust funds and may be commingled with the general funds of Landlord, but Landlord shall keep an accurate accounting of such Funds paid by Tenant. No interest shall be paid to Tenant thereon. Landlord shall apply the Funds to pay said Property Expenses. If the amount of the Funds paid by Tenant shall not be sufficient to pay Tenant’s pro-rata share of such Property Expenses, as they fall due, Landlord shall so notify Tenant in writing and Tenant shall pay to Landlord any amounts necessary to make up the deficiency within thirty (30) days after such notification. Landlord’s failure to deliver such notification shall not relieve Tenant of the obligation to pay sums otherwise due. Any excess Funds paid by Tenant shall, at Landlord’s sole option, either be applied to the next payment of Additional Rent coming due, or refunded by Landlord to Tenant, within thirty (30) days after amount in excess is determined.

4.3) Triple Net Lease. It is the intention of the parties hereto and the parties agree that subject to the provisions of Section 4.2 above and any other provision of this Lease to the contrary: (a) this is a triple net lease, and Landlord shall receive, the Base Rent and Additional Rent set forth herein free from all costs, charges, expenses and obligations of every kind and nature whatsoever relating to the Premises; (b) unless Landlord is in breach of its obligations under this Lease and Tenant pays Property Expenses on behalf of Landlord, Landlord shall not be obligated to incur any costs, charges, expenses or obligations relating to the Premises; and (c) Tenant shall pay and be responsible for all Additional Rent without right of offset unless Landlord has breached the Lease or as specifically provided herein.

4.4) Leased Space Improvements. Tenant, at Tenant’s sole cost and expense, subject to Landlord’s providing and payment to Tenant of the Tenant Improvement Allowance as set forth in Exhibit B, shall be responsible for the entire completion, build out, and finishing of the Premises, and the installation of all improvements, installations, fixtures, materials and finishes in and to the Premises necessary or desired by Tenant for Tenant’s intended occupancy and use of the Premises, including but not limited to all improvements, installations, fixtures, materials and finishes in the Premises that are reflected on or contemplated by the plans attached hereto as Exhibit B-1 of this Lease (the “Tenant Improvements”). Landlord has reviewed and approves these plans. Tenant shall promptly commence and shall diligently complete the Tenant Improvements, in a good and workmanlike manner. Tenant and Landlord agree that those improvements and additions made to the Premises as part of the Tenant Improvements, and thereafter, which are affixed to the Premises and which are not Tenant’s trade fixtures, furnishings or equipment, shall become Landlord’s property upon installation and will remain Landlord’s property at the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. Tenant shall not permit any mechanics or materialmen’s liens to be levied against the Real Property or any portion thereof for any labor, services, or material furnished in connection with work of any character performed on the Leased Space. If Tenant allows such a lien to be recorded against the Real Property and does not cause the same to be released within thirty (30) days of being notified by Landlord, then Tenant shall be deemed in breach of this Lease.

Landlord shall provide Tenant with the Tenant Improvement Allowance as set forth in Exhibit B. The Tenant Improvement Allowance shall be paid by Landlord to Tenant for and upon Tenant incurring actual costs and expenses in connection with the construction and installation of the Tenant Improvements within the Premises (which shall include but not necessarily be limited to, the cost of design and permitting, construction, construction management, cabling, and furniture

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installation in the Premises), with the Tenant Improvement Allowance to be paid by Landlord to Tenant on a not more frequent than monthly basis, within ten (10) days following Tenant’s submittal to Landlord of an application for payment, supported by invoices, receipts, or other documentation evidencing the incurring of the Tenant Improvements covered and billed by such application for payment.

5. Security Deposit – Intentionally deleted.

6. USE

6.1) Use.

The Leased Space shall be used and occupied as general office space, laboratory space, storage and assembly space, and other light industrial purposes and for no other use without written approval from Landlord in advance. The activities to be conducted by Tenant in the Leased Space specifically include those activities which are consistent with the use of the Premises as specified above including the space utilization specified on Exhibit C attached hereto and incorporated herein by this reference.

6.2) Compliance with Law.

Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the Term or any part of the Term hereof regulating the use by Tenant of the Leased Space. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste, or a nuisance, or, which shall tend to unreasonably disturb other tenants of the Building. Tenant expressly agrees that Tenant will, at Tenant’s sole cost and expense take commercially reasonable actions as necessary to comply with the provisions of this paragraph.

6.3) Condition of Leased Space.

Landlord represents to Tenant that (i) the electrical services in the Premises meet a minimum standard of 5 watts per square foot exclusive of allocations for mechanical systems and lighting; (ii) the Premises and the Building and its common areas and parking lots are in compliance with the Americans with Disabilities Act of 1990 (“ADA”) and other relevant building laws, statutes, ordinances, codes or regulations. Tenant agrees to accept the Leased Space in its “AS-IS” condition subject to the foregoing representation, the following provisions of this Section 6.3, and the provisions of Exhibit B. Landlord shall be responsible to deliver what Landlord has in possession (and that meets code as specified above) , the Building structural systems; roof system; plumbing systems (to include all connections and distribution of plumbing to internal appliances); window systems; window covering; elevator systems; restrooms; the base building HVAC mechanical systems; the base building electrical systems; the fire and life safety systems; the floor and the ceiling free from latent and structural defects, in good and proper working order and in full compliance with all laws, building codes and ordinances which govern the use and occupancy of office buildings. Tenant accepts the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Space, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except as expressly set forth herein, Tenant acknowledges that neither Landlord nor Landlord’s agents have made any representation or warranty as to the suitability or habitability of the Leased Space for the conduct of Tenant’s business.

6.4) Insurance Cancellation.

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No other use shall be made or permitted to be made of the Leased Space, nor other acts done in the Leased Space, other than the use and activities set forth in Article 6.1 herein above and Exhibit C, which will cause the cancellation of any property insurance policy held by Landlord covering the Leased Space or the Building, and if Tenant’s use of the Leased Space or activities in the Leased Space, other than the use and activities set forth in Article 6.1 herein above and Exhibit C, causes an increase in said insurance rates Tenant shall pay any such required increase in order to keep the insurance policy in effect in accordance with this Article 6.4. Landlord represents to Tenant and agrees that no use of the Leased Space or activities in the Leased Space contemplated by Tenant as set forth in Article 6.1 herein above and Exhibit C will cause the cancellation of Landlord’s insurance or an increase in insurance rates. In the event that the Tenant proposes to change its use of or activities in the Leased Space such that cancellation or a rate increase may result, Landlord will inform Tenant as to the proposed increase within three (3) business days after Landlord receives information from its insurance company of the proposed increase. Landlord agrees to use good faith efforts to keep its insurance policy rates as low as possible, including, but not limited to, changing insurance carriers. In the event that Landlord is required to pay additional insurance policy rates solely due to Tenant’s change in use of or activities in the Leased Space, Tenant shall pay the increased amount. Failure to pay such increase within thirty (30) days after demand shall be deemed a material default on the part of Tenant hereunder.

6.5) Landlord’s Rules and Regulations.

Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time reasonably promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations that do not cause Tenant to incur any material, additional cost in order to comply with the modifications. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, provided such rules and regulation are provided in writing and do not contravene the material terms of this Lease. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants, but Landlord shall uniformly enforce these rules and regulations. A copy of the current Rules and Regulations are attached hereto as Exhibit D.

7. MAINTENANCE, REPAIRS AND ALTERATIONS

7.1) Landlord’s Obligations.

Subject to the provisions of Article 9, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant’s agents, employees, or invitees, Landlord shall keep in good order, condition and repair the foundations and exterior walls of the Premises and the roof in the condition that exists at the time and date of the commencement of the Term, save for ordinary wear and tear. The costs of such shall be initially borne by the Landlord but shall become the obligation of Tenant as Additional Rent to the extent of its pro rata share as defined in Section 4.2(I)(c). Landlord shall not, however, be required to maintain the interior surfaces of the exterior walls, or the interior or exterior surfaces of windows, doors, or plate glass. Landlord shall have no obligation to make repairs under this Article 7.1 until a reasonable time after receipt of written notice from Tenant or, if applicable, any City, County or State official of the need for such repairs. If Landlord fails to make repairs to the foundations, exterior walls or roof of the Premises as required above, or otherwise fails to meet its obligations to maintain the Premises or Common Area in accordance with its obligations under this Lease that materially impairs Tenant’s ability to use the Premises and Tenant has provided Landlord with seven (7) business days prior written notice that a repair is required, and Landlord has not taken

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commercially reasonable steps within such seven (7) business days to begin such repairs within such period, then Tenant has the right to either (i) make such repairs and invoice Landlord for the reasonable cost for the same, plus an administrative fee of $250, which costs, with interest thereon at the rate of eight percent (8%) per annum, shall be due and payable by Landlord to Tenant upon demand, or (ii) offset the reasonable costs (less the administrative fee) from Base Rent, or (iii) to declare Landlord in default of this Lease and to exercise all remedies available to Tenant under applicable law. The Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or implied to be supplied by Landlord, or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord, due to no fault of the Landlord, is prevented or delayed from so doing by reason of strike or labor troubles, or circumstances beyond the Landlord’s reasonable control including but not limited to riots and civil disturbances or governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Notwithstanding the foregoing, if the Tenant is unable, for a period of five (5) consecutive days or more, to use 20% or more of the Premises for reasons that are not force majeure then Tenant shall be entitled to a proportionate abatement of Base Rent for the unusable portion of the Premises until such time as the Leased Space has been restored to full use.

7.2) Tenants Obligations.

(a) During the Term of this Lease Tenant shall, at its sole cost and expense, maintain the Leased Space and the improvements therein in either the same condition in which they were received, or in the condition improved or altered by Tenant, as approved by Landlord, reasonable wear and tear excepted. Subject to the provisions of Section 4.2 and Section 7.1(a) above, Tenant, at its sole cost and expense, shall also keep in good order, condition and repair the Leased Space and every part thereof including, but not limited to, all lighting facilities and equipment within the Leased Space, fixtures, interior walls, ceilings, windows, doors, plate glass, restroom facilities and skylights.

(b) If Tenant fails to perform Tenant’s obligations under this Article 7.2, Landlord may at Landlord’s option enter upon the Leased Space after reasonable advance notice to Tenant, and put the same in good order condition and repair, and the cost thereof together with interest thereon at the rate of eight percent (8%) per annum shall be due and payable as Additional Rent to Landlord together with Tenant’s next rental installment.

7.3) Alterations and Additions.

(a) Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements, or additions, in, on, or about the Premises, except for non-structural alterations, which do not exceed Five Thousand Dollars ($5,000.00) in cost. Any alterations, improvements, or additions made by the Tenant shall be of the type that does not require a permit being obtained from the City or County and the Tenant hereby agrees to fully indemnify the Landlord for any damages caused to the Building or injuries suffered by any persons due to the Tenant’s alterations, improvements, or additions. Tenant shall not be required to remove any improvements to the Premises made by or on behalf of Tenant (and restore the Premises to its condition prior to making of such improvements) if Landlord approved the improvement prior to the time it was made by Tenant.

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(b) Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices, as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics’ liens, materialmen’s liens, or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ or material men’s liens to be levied against the Premises or the Real Property for any labor or material furnished to Tenant or to Tenant’s agents or contractors in connection with work of any character performed on the Premises.

(c) Except for removable items including Tenant’s trade fixtures, furnishings and equipment (including but not limited to lab equipment, hoods and other similar items) which Tenant has indicated are not to become fixtures, and shall remain the property of the Tenant, all alterations, additions, improvements and fixtures which may be made, installed or placed in or about the Premises from time to time shall be at the sole cost of Tenant and shall be and become the property of Landlord upon the termination or expiration of this Lease or the early termination of Tenant’s right to possession of the Premises, provided, however, that concurrent with its consent to the construction of the alterations under Section 7.3(a), the parties may designate any such improvements, changes, alterations, replacements, equipment and machinery for removal within thirty (30) days after the end of the Lease Term at Tenant’s expense and to repair any damage to the Premises and Real Property caused by such removal. Notwithstanding the provisions of this Article 7.3(c), Tenant’s machinery, equipment, and trade fixtures, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Article 7.2(c). If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any alterations or fixtures, Landlord may do so and may charge the cost thereof to Tenant. The provisions of this Section 7.3 shall survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to possession of the Premises.

7.4) Performance Bond. Intentionally deleted.

8. INSURANCE INDEMNITY

8.1) Liability Insurance.

Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy of comprehensive public liability insurance insuring Landlord, Landlord’s property manager, and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Space and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $1,000,000.00 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $2,000,000.00 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord, Landlord’s property manager, and Tenant against liability for property damage of at least $1,000,000.00. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fail to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

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8.2) Property and Loss of Rents Insurance.

Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage of the Building, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils (all risk), together with loss of rents coverage for a period of not more than twelve months. Tenant shall pay during the Term hereof, as Additional Rent, Tenant’s pro rata share of the amount of any premiums for such insurance as well as increase in premiums of the insurance required under this Article 8.2, whether such premium or increase shall be the result of the nature of Tenant’s occupancy, any act or omission of Tenant, requirements of the holder of a mortgage or deed of trust covering the Real Property, or increased valuation of the Real Property (1/12th of the Tenant’s pro rate share of the annual premium and any increase will be added to the monthly Rent upon receipt of the Landlord’s written statement setting forth the amount of such premium and any increase and the computation thereof). If the insurance policies maintained hereunder cover other improvements in addition to the Leased Space, Landlord shall also deliver to Tenant a statement of the amount of such premium and any increase attributable to the Leased Space and showing in reasonable detail the manner in which such amount was computed.

8.3) Insurance Policies.

Insurance required hereunder shall be in companies rated A+AAA or better in “Best’s Insurance Guide.” Tenant shall deliver to Landlord, prior to possession, copies of policies of liability insurance required under Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to the Tenant, which amount shall be payable by Tenant upon demand.

8.4) Waiver of Subrogation.

The parties hereto shall procure an appropriate clause in, or endorsement on, any “all risk” property insurance covering the Building, as well as personal property, fixtures and equipment located thereon or therein, pursuant to which insurance companies waive subrogation or consent to a waiver of right to recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such “all risk” property insurance policies to the extent that such loss or damage is recoverable under such policies. Such waiver shall not apply should any loss or damage result from one of the parties’ gross negligence or willful misconduct. It is expressly understood and agreed that the Landlord will not carry insurance on Tenant’s fixtures, furnishings, equipment or other property or effects or insurance against interruption of business.

9. BUSINESS INTERRUPTION, DAMAGE OR DESTRUCTION

9.1) Casualty damage.

In the event the Leased Space or the Building of which the same are a part are damaged by fire or other insured casualty and the insurance proceeds have been made available therefore by the holder or holders of any mortgages or deeds of trust covering the Premises, or the property of which the same are a part, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefore, provided such repairs can, in Landlord’s sole opinion, be made within sixty (60) days after the occurrence of such damage

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without the payment of overtime or other premiums, and until such repairs are completed, the Rent shall be abated in proportion to the part of the Leased Space which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Leased Space being unusable for a period equal to five (5) calendar days or less). If the damage is due solely to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of rent. If repairs cannot, in Landlord’s sole opinion, be made within sixty (60) days, Landlord may at its option make them within a reasonable time and in such event, this Lease shall continue in effect and the Rent shall be abated in the manner provided above. If Landlord does not so elect to make such repairs which cannot be made within sixty (60) days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. A total destruction of the Building in which the Leased Space are located shall automatically terminate this Lease.

9.2) No Abatement of Rent.

Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Leased Space is unfit for occupancy. If the Leased Space or any other portion of the Real Property is damaged by fire or other casualty resulting from the sole fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except as provided by Insurance, Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of improvements installed in the Leased Space by or for Tenant.

9.3) Partial Damage.

In the event that the Building in which the demised Leased Space is situated may be destroyed to the extent of not less than 33.3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the demised Leased Space be injured or not. In the event that more than 33.3% of the demised Leased Space be destroyed, Tenant may elect to terminate this Lease.

9.4) Dispute Resolution.

In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph 9, they shall mutually select a mediator to hear and determine the controversy prior to referring the dispute to a court. If a good faith attempt of mediation does not settle the dispute after sixty (60) days, either party may refer the matter to a court of competent jurisdiction located in Denver, Colorado.

10. PERSONAL PROPERTY TAXES

10.1) Personal Property Taxes.

(a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Space or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

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(b) If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Landlord shall immediately notify Tenant of such assessment and take commercially reasonable steps to remove such items from the real property assessment. If Landlord is unsuccessful in removing such items, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

10.2) Sales Taxes.

Tenant shall pay prior to delinquency all sales or use taxes incurred, accrued or due and owing by virtue of the operation of Tenant’s business in or on the Premises, on or prior to their due date.

11. COMMON AREAS

11.1) Definitions.

The phrase “Common Areas” means all areas and facilities outside the Leased Space that are provided and designated for general use and convenience of Tenant and other tenants of the Real Property and their respective officers, agents and employees, customers, and invitees. Common Areas include (but are not limited to) pedestrian sidewalks, landscaped areas, roadways, parking areas, monuments, and railroad tracks, if any. Landlord reserves the right from time to time to make changes in the shape, size, location, number, and extent of the land and improvements constituting the Common Areas. Landlord may designate additional land for use; and any additional land so designated by Landlord for such use shall be included until such designation is revoked by Landlord.

11.2) Maintenance.

During the Term of this Lease, Landlord shall operate, manage, and maintain the Common Areas so that they are clean and free from accumulations of debris, filth, rubbish, and garbage. The manner in which such Common Areas shall be so maintained, and the expenditures for such maintenance, shall be part of Property Expenses, and the use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein, or to close temporarily all or any portion of such Common Areas for such purposes.

11.3) Tenant’s Rights and Obligations.

Landlord hereby grants to Tenant, during the Term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers, and invitees, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. Except as may otherwise be provided herein, storage, either permanent or temporary, of any materials, supplies or equipment in the Common Areas is strictly prohibited, other than the normal parking of vehicles to conduct business. Should Tenant violate this provision of the Lease, then in such event, Landlord may, with five (5) business days written notice to Tenant, remove said materials, supplies or equipment from the Common Areas and place such items in storage or discard them as Landlord deems fit, the cost thereof to be reimbursed by Tenant within ten (10) days from

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receipt of a statement submitted by Landlord. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Failure of Tenant to pay these charges within ten (10) days from receipt of said statement shall constitute a breach of this Lease. Tenant and its officers, agents, employees, customers and invitees shall park their motor vehicles only in areas designated by Landlord for that purpose from time to time. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the pedestrian sidewalks, roadways, and loading areas, or in any portion of the parking areas not designed by Landlord for such use by Tenant. Tenant agrees that receiving and shipping of goods and merchandise and all removal of refuse shall be made only by way of the loading areas constituting part of the Premises. Tenant shall repair all damages to the Common Areas, occasioned by its lack of ordinary care.

11.4) Parking.

Tenant is hereby provided unreserved parking for the use of Tenant. Current building parking ratio is 1 space per 322 SQFT. Determination of the location of the spaces shall be at the sole discretion of the Landlord. Tenant agrees that no vehicles shall be parked, even temporarily, in front of other tenants’ sliding doors (“garage type” doors) that exist on the Real Property or block access to the garbage dumpster. Vehicles may be temporarily stopped in front of the doors to the Premises for loading and unloading only. Tenant agrees to be considerate of other tenant’s parking spaces and other tenant’s need for access to their respective sliding doors and Tenant will, on behalf of itself, its employees and its invitees, take all reasonable steps to avoid parking in others parking spaces and in front of all sliding doors. Landlord acknowledges that Tenant has several trailers used for business purposes that may be parked on the Real Property overnight, and for multiple days at a time. Such trailers shall be parked in areas designated by Landlord. Tenant shall follow the provisions of this Section 11.4 with regard to parking the trailers.

11.5) Construction.

Landlord and/or its managing agent while engaged in constructing improvements or making repairs or alterations in, or about the Leased Space or in its vicinity, whether interior or exterior of property, shall have the right to make reasonable use of the Common Areas at all times.

12. Utilities.

Tenant shall pay for all water, sanitary sewage, storm drainage and storm service charges, gas, heat, light, power, telephone, Internet, Cable TV, and any other utilities and services supplied to the Leased Space, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay its pro-rata share, to be determined by Landlord as that term is defined in this Lease, all charges jointly metered with other Leased Space.

13. ASSIGNMENT, SUBLETTING AND RELOCATION

13.1) Landlord’s Consent Required.

Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Leased Space without Landlord’s prior written consent. Landlord shall not unreasonably withhold consent to Tenant’s request. Any attempted assignment, transfer; mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant’s interest in this Lease or in the Leased Space from Tenant by merger or consolidation, or by any subsequent change in the ownership of fifty (50%) percent or more of the ownership interest of Tenant shall not be deemed a prohibited assignment within the meaning of this Article 13.

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13.2) Landlord’s Cooperation in Sub-Tenanting.

In the event Tenant elects to sublease all or a portion of the Premises, Landlord agrees to:

1.	Assist the Tenant in securing a new tenant for a lease term that may exceed the lease expiration date of the Lease, at rental rates acceptable to Landlord;

2.	Pay Landlord’s share of agreed upon leasing costs to attract the new tenant. Said share will be determined by dividing the total number of months of the new tenant’s lease which exceed the lease expiration date of this Lease by the total number of months in the new tenant’s lease.

3.	Release Tenant from its obligations under this Lease if the new tenant’s net worth is equal to or greater than Tenant’s at the time of the execution of this Lease.

13.3) No Release of Tenant.

No subletting or assignment shall release Tenant of Tenant’s obligation to pay the Rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease unless the new tenant’s net worth is equal to or greater than Tenant’s at the time of the execution of this Lease, as reasonably demonstrated to and determined by Landlord. If the new tenant meets the financial criteria stated herein and in Section 13.2) 3, above, Landlord shall indicate its approval of the sublet or assignment, and the release of Tenant, in writing, The acceptance of Base Rent or Additional Rent payments by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, or as a release of Tenant, but the same shall be taken to be a payment on account of Tenant. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

13.4) Assignment Fee.

In the event that Landlord shall consent to an assignment under Article 13.3, Tenant shall pay Landlord all reasonable and necessary fees, including management fees, attorney fees, broker’s commissions, architectural fees, and renovation fees incurred in connection with giving such consent.

13.5) Sub-Lease.

If the Landlord consents to a sublease of the Premises, unless Landlord has released Tenant from its obligations under the Lease, the Tenant shall be responsible for collecting all rental fees, payments or other consideration from the sublease and Tenant shall remain responsible for all Base Rent and Additional Rent to be paid to the Landlord regardless of the existence of the sublease. The complete terms and conditions of any sublease shall be provided to the Landlord by the Tenant for Landlord’s review and approval.

13.6) Definition.

The Term “sublease”, as utilized herein shall be defined as any understanding or agreement, written or verbal, for the occupation and/or use of Suites 1000, 1100, 1200, 1400 or 1500, or any portion thereof, by a third party other than the Tenant, entered into between the Tenant or Tenant’s agent or representative and such third party for a term or period of time thirty (30) days or longer.

13.7) Relocation. Intentionally Deleted.

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14. DEFAULT: REMEDIES

14.1) Remedies.

(a) In the event of Tenant’s failure to pay any Rent which failure continues for ten (10) days after written notice thereof by Landlord to Tenant, then Tenant shall be in default under this Lease. In the event of Tenant’s failure to comply with or violation of any other term, condition, or obligation of this Lease to be performed and kept by Tenant which failure or violation continues for (30) days after written notice thereof by Landlord to Tenant, then Tenant shall be in default under this Lease; provided, however, if Tenant takes steps to cure the alleged non-monetary breach within that time, is diligently pursuing any remedial efforts beyond such period if necessary, and pursues such remedial efforts to completion then no default shall occur. In the event of default by Tenant, Landlord, in addition to other rights or remedies it may have, shall have the immediate right, after compliance with all applicable laws of re-entry, to remove all persons and property from the Leased Space and Tenant’s property may be removed and stored in any other place in the Building in which the Leased Space is situated, or in any other place, for the account of and at the expense and at the risk of Tenant. Tenant hereby waives all claims for damages which may be caused by the lawful re-entry of Landlord and taking possession of the demised Leased Space or removing or storing the furniture and property as herein provided and will save Landlord harmless from any loss, costs, or damages occasioned thereby.

(b) Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, if it does not terminate this Lease, it shall use reasonable efforts to re-let said Leased Space or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable, with the right to make reasonably necessary alterations and repairs to said Leased Space. Rentals received by Landlord for such re-letting shall be applied as follows: first, to the payment of any indebtedness, other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such re-letting; third, to the payment of the cost of any alterations and repairs to the Leased Space; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should rentals received from re-letting during any month be less than the Rent agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

(c) No such re-entry or taking possession of said Leased Space by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach if such breach remains uncured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Space, and including the worth at the time of such termination of the excess, if any, of the amount of Rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Space for the remainder of the stated term. Landlord shall have the duty, with reasonable diligence, to re-let the Leased Space during what would have been the remainder of the Term, in order to mitigate Tenant’s damages.

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(d) Should the Tenant be in default by virtue of its failure to pay rental installments as earlier provided for and should the Landlord elect to proceed under the forcible entry and detainer statutes and pursuant thereto tender to the Tenant a three-day demand for payment of rent or possession as is called for in said forcible entry and detainer statutes, then in no event should the Tenant, if it elects to surrender possession of the aforesaid Leased Space, be deemed to have been released from the obligation to pay Rent as set forth in the Lease. Rather, said election by the Tenant to surrender possession of the Leased Space pursuant to said three day notice will be deemed an assent by the Tenant that the Landlord may retake possession of the Leased Space and pursue the remedies set forth in this Section 14.

(e) Notwithstanding any of the foregoing provisions of Article 14.1 (a) through (d) above, upon Landlord taking possession of the Leased Space, regardless whether Landlord relets the Leased Space, Tenant (being no longer in possession of the Leased Space) shall be relieved of all obligations under this Lease except the obligation to pay Rent and other amounts and/or damages owed in accordance with this Lease, it being the intent of the parties that Tenant shall not be responsible for on-going maintenance or repair obligations with respect to the Leased Space or the actions of any other party to which Landlord relets the Leased Space.

14.2) Administrative Fee. Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges, which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Real Property or any portion thereof. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the fifth (5th) business day after the date when due, then Tenant shall pay to Landlord an administrative fee of $250.00 for such late payment. The parties hereby agree that such administrative fee represents a fair and reasonable estimate of the additional cost Landlord will incur by reason of such late payment by Tenant. Acceptance of such administrative fee by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder.

14.3) Additional Grounds for Default.

In addition to the above, each of the following events shall be a default by Tenant and a breach of this Lease, providing Landlord with the Remedies set forth above in addition to any other rights or remedies it may have:

(a) If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved or shall make an assignment for the benefit of creditors;

(b) If involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of a corporation shall be instituted against Tenant or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

(c) If Tenant shall fail to perform any of the agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for the period within which performance is required to be made by specific provision of this Lease, or if no such period is so provided, for a period of thirty (30) days after notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion;

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(d) If Tenant shall vacate or abandon the Leased Space, for period of more than ten (10) days, prior to this Lease expiring.

14.4) Landlord Default. In the event Landlord fails to fully perform any material obligation of Landlord under this Lease, where such failure continues for thirty (30) days after delivery of written notice of such failure by Tenant to Landlord, Landlord shall be in default under the Lease. However, if Landlord takes steps to cure the alleged breach within that time, is diligently pursuing any remedial efforts beyond such period if necessary, and pursues such remedial efforts to completion then no default shall occur. In the event of default by Landlord, Tenant may exercise all remedies available to Tenant under applicable law.

15. CONDEMNATION

If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five (25%) percent of the floor area of the Building, or more than fifty (50%) percent of the Land not covered with the Building, is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the Base Rent shall be reduced in proportion to the floor area of the Premises so taken and Additional Rent shall be recalculated by dividing the remaining leasable square footage of the Premises by the remaining leasable square footage of the Building. In the event this Lease is not so terminated then Landlord agrees, at Landlord’s sole cost, as soon as reasonably possible to restore the Leased Space to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages.

16. INDEMNIFICATION, HOLD HARMLESS AND WAIVER

16.1) Hold Harmless.

Landlord and Tenant shall indemnify, defend and hold the other harmless from any and all claims raised by third parties arising from either the Landlord’s or Tenant’s use of the Premises by its respective employees, agents, contractors or invitees or from the conduct of its respective business or from any respective activity, work or things which may be permitted or suffered by it in or about the Premises and shall further indemnify, defend and hold the other harmless from and against any and all claims by third parties arising from any breach or default in the performance of any respective obligation to be performed by it under the provisions of this Lease or arising from any respective negligence of it or any of its agents, contractors, employees or invitees, and from any and all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent said damage arises out of the negligence or intentional acts of Landlord or its employees, agents, contractors or invitees.

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16.2) Exemption of Landlord from Liability.

Except as set forth in section 16.1 above, Tenant hereby agrees that Landlord and or its agents shall not be liable for injury to Tenant’s business or any loss of income there from or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises unless through its negligence or intentional acts; nor, unless through its negligence or intentional acts, shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, whether the said damage or injury results from conditions arising upon the Leased Space or upon other portions of the building of which the Leased Space are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other Tenant, if any, of the building in which the Leased Space are located.

16.3) Waiver by Tenant.

Tenant waives and releases any claims Tenant may have against Landlord or Landlord’s officers, managing agents, employees or agents for loss, damage or injury to person or property sustained by Tenant or Tenant’s employees, invitees, guests, customers, visitors or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than negligence or willful act or omission of Landlord, or Landlord’s officers, agents, employees or invitees.

16.4). Limitation of Liability.

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM THIS LEASE, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR REVENUE, WHETHER OR NOT THE LIABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

17. GENERAL PROVISIONS

17.1) Estoppel Certificate.

(a) Tenant shall at any time upon not less than ten (10) business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge as of that date, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Real Property or any portion thereof.

(b) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s Rent has been paid in advance.

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(c) If Landlord desires to finance or refinance the Real Property, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as Tenant has prepared, and disclosed (Tenant being publicly traded) in the normal course of business, as may be reasonably required by such lender. Such statements shall include the past three (3) years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

17.2) Landlord’s Interests.

The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title of the Real Property. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved, from and after the date of such transfer, of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the foregoing, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

17.3) Severability.

The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.4) Interest on Past-Due Obligations.

Any monetary payment due Landlord hereunder, other than the administrative fee payable pursuant to Section 14.2, not received by Landlord within five (5) business days following the date on which it was due, shall bear interest from the date due at the rate of eight percent (8%) per annum, but not exceeding the maximum rate allowed by law, which interest shall be payable in addition to the potential administrative fee provided for in Section 14.2. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

17.5) Time of Essence.

Time is of the essence in this Lease.

17.6) Captions.

Article and paragraph captions are not a part hereof.

17.7) Incorporation of Prior Agreements and Amendments.

This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

17.8) Waiver.

The waiver by Landlord or Tenant of any breach of term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any other term, covenant or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such breach at the time of acceptance of the rent. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

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17.9) Recording.

Tenant shall not record this Lease. Any such recordation shall be a breach under this Lease. Notwithstanding the foregoing, Landlord shall have the right to record either this Lease, or a memorandum thereof.

17.10) Cumulative Remedies.

No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

17.11) Covenants and Conditions.

Each provision of this Lease performed by Landlord or Tenant shall be deemed both a covenant and a condition.

17.12) Binding Effect; Choice of Law.

Subject to any provision hereof restricting assignment or subletting by Tenant and subject to the provisions of Article 17.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Colorado. Both parties acknowledge and agree that the County in which the Property is located, in the State of Colorado shall be the proper venue for any legal action relating to this Lease.

17.13) Subordination.

(a) This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Space are a part and to any and all advances made an the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Leased Space shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, a ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Tenant agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so.

17.14) Attorney’s Fees and Indemnification Defense Obligations.

In the event of any litigation, arbitration, or other legal proceedings arising out of, or for enforcement of, the terms of this Lease, the prevailing party, in addition to any other award, shall be entitled to an award of its reasonable attorneys’ fees and costs. Landlord shall also be entitled to attorneys’ fees, management fees, costs and expenses incurred in preparation and service of notices of default and consultations in connection therewith, whether a legal action is subsequently commenced in connection with such default. In the event that a party with a right of indemnification per the terms of this Lease (“Indemnified Party”) wishes to make a claim

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against the party with the indemnification obligation (“Indemnifying Party”), the Indemnified Party will (i) give the Indemnifying Party prompt written notice of any such claim, (ii) give the Indemnifying Party sole authority and control of the defense and settlement of the claim, and (iii) at the Indemnifying Party’s reasonable request, cooperate in the defense and settlement of the claim. Once the Indemnifying Party has assumed the defense or settlement of a claim, if the Indemnified Party wishes to obtain or maintain its own counsel or other professional assistance, it shall do so at its own expense.

17.15) Entry by Landlord.

Landlord and its agents shall have the right to enter the Premises at all reasonable times upon reasonable notice, unless in the case of emergency or in the event of default when such notice shall be necessary, for the purpose of examining or inspecting the same, to supply janitorial and or maintenance services and any other service to be provided by Landlord or Tenant hereunder, to show the same to prospective purchasers or tenants of the Building and make such alterations, repairs, improvements or additions to the Leased Space or to the Building of which they are a part as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Leased Space at any time when such entry by Landlord is necessary or permitted hereunder, Landlord and its agent may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property, and without affecting this Lease. If during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Leased Space without elimination or abatement of rent or incurring liability to Tenant for any compensation. Landlord, during the entire term of the Lease, shall have the right, upon ninety (90) days prior written notice to Tenant, to change the name or designation of the Building in which the Leased Space are located without liability to Tenant; however, once chosen by the Landlord, the address number for Tenant’s unit, or units, shall remain constant throughout the term of this lease.

17.16) Auctions.

Tenant shall not place any auction sign upon the Premises or conduct any auction thereon without Landlord’s prior written consent.

17.17) Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub tenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such sub tenancies.

17.18) Corporate Authority.

If Tenant is a corporation, the individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

17.19) Rights of Landlord to Perform. Intentionally deleted.

17.20) Signs.

Tenant shall have the right to utilize the monument for Tenant’s logo, a “Tenants roster” and any other signage that is not in violation of the Mission Viejo Covenants, the Highlands Ranch

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Business Park Association rules, regulations and covenants and all City and County zoning rules and regulations, however, all signs must meet applicable sign codes and must be approved in writing by the Landlord prior to installation by the sign company utilized for the property. To maintain uniformity of design and appearance, all signs shall have a powder gray or white background and be made and installed by a sign company approved by Landlord. Any and all costs associated with Tenant’s sign or signs to be installed on the monument outside Tenant’s unit shall be borne by the Tenant. Any and all expenses regarding the care, upkeep and updating of the Building’s main tenant directory and individual tenant monument shall be included in and considered Additional Rent.

17.21) Inducement Recapture.

Any agreement by Landlord for free or abated rent or other charges applicable to the Leased Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any free rent or tenant improvement or finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term hereof as the same may be extended. Upon the occurrence of a default (as defined in Article 14) of this Lease by Tenant, (a) any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and (b) the unamortized portion of any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision, shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as Additional Rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of Rent or the cure of the event of default which initiated the operation of this Section 17.21 shall not be deemed a waiver by Landlord of the provisions of this Section 17.21 unless specifically so stated in writing by Landlord at the time of such acceptance.

17.22) Cabling.

Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Leased Space. All other contractors other than Landlord’s recommended contractor used for equipment installation and maintenance of such equipment shall be fully insured. Tenant shall provide Landlord with a certificate of insurance showing such insurance for all other contractors used for equipment installation and maintenance of such equipment prior to such installation or maintenance. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose through its designated vendor, with 72 hour advance notice. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Term of the Lease or the early termination of the Tenant’s right to occupy the Leased Space. Failure to remove any abandoned or unused cabling at the expiration or termination of the Term of the Lease or the early termination of Tenant’s right to occupy the Leased Space will be deemed to be a holdover under Article 3.5 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense.

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17.23) Quiet Enjoyment

So long as Tenant performs its obligations under this Lease, including its monetary obligations, Tenant shall at all times have peaceable and quiet enjoyment and possession of the Premises against Landlord or any party claiming through Landlord.

18.) BROKERS

The parties hereby acknowledge that Cresa Partners, is acting as Tenant’s Agent and Aaron Romero of Unique Properties, LLC is acting as Landlord’s Agent in this transaction. Cresa Partners further agree and acknowledge a commission equal to four (4%) percent of the total Base Rent for the Base Term shall be due or paid by Landlord. The parties further agree and acknowledge any additional commission shall be paid directly by Tenant. No commission shall be paid on any expansions or lease extensions to either parties or third party if Tenant elects to extend the Term of this Lease.

19.) NOTICE

Any notice from the Landlord to the Tenant or from the Tenant to the Landlord shall be deemed duly served if mailed by registered or certified mail with return receipt requested, addressed to the Tenant at the addresses below, whether or not Tenant has departed from, vacated or abandoned the Leased Space, or to the Landlord at the place from time to time established for the payment of rent and the customary registered or certified mail sending receipt shall be conclusive evidence of such service.

To Landlord:	Highridgeline, LLC.
C/o Realty Management Solutions, Inc.,
1660 17th Street, Suite 225
Denver, Colorado 80202

With a simultaneous copy to:	Phase One Companies
Post Office Box 22865
Santa Fe, NM 87502
Attn: Ernest A. Romero

To Tenant:	ADA-ES, INC.
8955 S. Ridgeline Blvd., Suite 1000 – 1500
Highlands Ranch, CO. 80129

With a simultaneous copy to:	ADA-ES, INC.
9135 S. Ridgeline Blvd., Ste 200
Highlands Ranch, CO. 80129

20.) HAZARDOUS SUBSTANCES

Landlord has no actual knowledge of any hazardous materials or mold in, on or under the Premises or Real Property.

Tenant shall comply with all laws, governmental standards and regulations applicable to its use the Premises in connection with occupational health and safety, hazardous waste and substances, and environmental matters and in accordance with all federal, state and local environmental laws, regulations, executive orders, ordinances and directives including, but not limited to, the Clean Air Act, Clean Water Act, Toxic Substances Control Act, and state law

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counterparts, and any amendments thereto, including, without limitation, the Colorado Hazardous Waste Management Act. Neither Tenant, nor its employees, agents, independent contractors, subtenants, guests or invitees shall use the Premises or any portion thereof, for the generation, release, discharge, storage (for quantities other than required in the normal operation of Tenant’s business) or disposal of hazardous substances. In no event shall Tenant’s business consist of the generation, storage or disposal of hazardous substances. As used herein, “hazardous substances” means: (a) any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901 et seq.), as amended from time to time, and regulations promulgated there under; (b) and “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601 et seq.), as amended from time to time, and regulations promulgated there under; (c) radon, asbestos, polychlorinated biphenyls (PCB’s), explosives, radioactive substances, and material quantities of petroleum products; (d) any substance the presence of which on the Property is regulated by any federal, state or local law relating to the protection of the environment or public health; and (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

Tenant shall indemnify and hold harmless the Landlord, any of its agents, contractors, employees or invitees, from any and all claims, damages, fines, judgments, penalties, costs, liabilities, liens or losses arising as a result of any contamination resulting there from (including, without limitation, a decrease in value of the Real Property, damages caused by adverse impact and marketing of the space involved, and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) during or after the term of this Lease if any and all claims, damages, fines, judgments, penalties, costs, liabilities, liens or losses arising as a result of any contamination resulting there from (including, without limitation, a decrease in value of the Real Property, damages caused by adverse impact and marketing of the space involved, and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) were a result of, or caused by acts of the Tenant, Tenant’s sub-tenant’s, or any agents, representatives, or invitees of the Tenant or Tenant’s sub-tenant’s and, if any contamination or the claim thereof results, Tenant shall promptly, at its sole expense, and in compliance with all applicable laws, take any and all necessary actions (after first obtaining Landlord’s prior written consent to the specific actions Tenant proposes to take) to return the Leased Space or the building or land in or on which the Leased Space is located to the condition existing prior to such contamination or the claim thereof. The foregoing indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision thereof or otherwise by virtue of authority granted pursuant to applicable law.

21. Fair Market Value.

For purposes of this Lease, the term Fair Market Value (“FMV”) shall be defined as the terms and conditions that are acceptable between landlords and tenants for lease space comparable to the Premises, negotiated under an arms-length condition to include base rent, annual increases, tenant improvement allowances, free rent and other concessions with no floors or ceilings imposed, for the applicable Renewal Term.

22. Expansion Option.

Provided Landlord has such available space in the Building, Tenant shall have the on-going right to expand into the available space. The lease term for the expansion space shall be co terminus with the Term and all economic terms shall be at the FMV for a similar lease term with any allowances or concessions applied pro-rata to the remaining Term. Tenant shall have the

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right of last opportunity to lease any space that is contiguous to the Premises, should any such space now or hereafter be available. Should Landlord receive a bona-fide offer on any space that is contiguous to the Premises, Tenant shall have five (5) days to accept or reject the terms of the third party offer. All the terms and conditions of the offer shall apply with the following exceptions:

1.	If there is at least 3 years remaining on the Term and the third party offer exceeds the Tenant’s remaining obligation, Landlord shall proportionately adjust the expiration, allowances and credits to reflect the remaining Term on the Lease.

2.	If Less than three years are remaining on the Term, the Term shall be extend to expire as of the date of the third party offer.

23. Project Space:

The Tenant may require space on a short term basis to accommodate special projects of Tenant. If any space is available in the Building, as determined by the Landlord, then the term for such project space shall be month to month with a minimum 6 months’ notice by Tenant of termination or otherwise agreed upon terms. Tenant shall take the project space “as is” and the Landlord shall lease the project space to Tenant at 90% of the Landlord’s currently advertised asking Base Rent for the project space, with Tenant to pay a proportionate share of Property Expenses as Additional Rent for the project premises.

24. Early Termination.

Tenant shall have the one time right to terminate this Lease after the 5th year of the Term, provided (i) Tenant is not then in default of any of the terms, covenants, conditions, provisions or agreements of the Lease, or any amendments thereto; (ii) Tenant shall have given Landlord written notice of its election to terminate on or before June 1, 2018 (“Termination Notice”), which termination shall be effective, if given, on February 28, 2019 (“Early Termination Date”); (iii) Tenant shall, within the timeframe set forth below, deliver and pay the Termination Fee (described below) in cash or certified funds to Landlord. If Tenant meets the conditions described above and elects to terminate this Lease, the Term of the Lease shall expire and come to an end on the Early Termination Date and Tenant shall surrender the Premises to Landlord in the condition required by the Lease. Failure of the Tenant to give timely notice of its election to terminate this Lease, or failure to timely pay the Termination Fee as set forth herein shall operate as a waiver of the termination right and this Lease shall continue to be fully enforceable. As consideration for the early termination right, Tenant shall pay a termination fee (“Termination Fee”) to Landlord. The Termination Fee shall be equal to the unamortized cost of Landlord’s expense for Tenant Improvements and leasing commissions. Tenant shall pay the Termination Fee in cash or certified funds within sixty (60) days of delivering the Termination Notice. The Tenant’s obligation to pay the Termination Fee set forth above, as well as other amounts due and owing under the Lease, and any amendments thereto, shall survive the expiration or termination of the Lease or the early termination of Tenant’s right to possession under the Lease. On or prior to the Early Termination Date, Tenant will surrender possession of the Premises to Landlord in accordance with the provisions of the Lease, as if the Early Termination Date were the expiration date of the Lease. Upon the Early Termination Date, both Landlord and Tenant shall be relieved of their obligations under the Lease, except those accruing prior to the Early Termination Date. The early termination rights of the Tenant set forth herein do not apply to any additional space added to the Premises from and after the date hereof unless expressly agreed to by Landlord in writing. The early termination right of the Tenant set forth herein is personal and is not transferable to any permitted assignee or subtenant.

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25) Back Up Generator

Tenant, at Tenant’s sole cost and expense, may install a back-up generator, to serve the Premises, on a concrete slab to be constructed on the Real Property. The generator will need to be positioned in an enclosure, at a location to be approved by Landlord, and shall be subject to Highlands Ranch Business Park Association Rules and Regulations, and subject to insurance policy requirements.

26.) EXECUTION OF LEASE/SIGNATURES

A Corporate officer shall sign this lease and provide a corporate resolution stating the signatory has binding authority to execute this lease on behalf of Tenant. This lease may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall constitute the same Lease. Facsimile signatures shall be accepted and deemed originals. In Witness whereof the parties hereto have executed this Lease on the dates specified immediately below their respective signatures.

Tenant:	Landlord:

ADA-ES, INC. A Colorado Corporation,	Highridgeline, LLC. A New Mexico Limited Liability Company

/s/ Mark H. McKinnies	/s/ Ernest A. Romero
Print: Mark H. McKinnies	Print: Ernest A. Romero
Title: CFO	Title: Member-Manager
Date: February 23, 2012	Date: February 24, 2012

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Exhibit A

Schedule of Base

Rent*

Suite	1000		1100		1200		1400		1500
Sq. Ft.	3787		3635		3772		2742		1099
	PSF/Yr.	Monthly	PSF/Yr.	Monthly	PSF/Yr.	Monthly	PSF/Yr.	Monthly	PSF/Yr.	Monthly	Total
4/1/2012					$0.00	$0.00	$0.00	$0.00			$0.00
5/1/2012	$8.22	$2,594.63			$0.00	$0.00	$0.00	$0.00	$12.28	$1,125.00	$3,719.63
6/1/2012	$8.22	$2,594.63			$3.75	$1,178.75	$3.75	$856.88	$12.28	$1,125.00	$5,755.26
7/1/2012	$8.22	$2,594.63			$3.75	$1,178.75	$3.75	$856.88	$12.28	$1,125.00	$5,755.26
8/1/2012	$8.22	$2,594.63			$3.75	$1,178.75	$3.75	$856.88	$12.28	$1,125.00	$5,755.26
9/1/2012	$8.22	$2,594.63	$0.00	$0.00	$7.50	$2,357.50	$7.50	$1,713.75	$0.00	$0.00	$6,665.88
10/1/2012	$8.22	$2,594.63	$0.00	$0.00	$7.50	$2,357.50	$7.50	$1,713.75	$0.00	$0.00	$6,665.88
11/1/2012	$8.22	$2,594.63	$0.00	$0.00	$7.50	$2,357.50	$7.50	$1,713.75	$0.00	$0.00	$6,665.88
12/1/2012	$8.22	$2,594.63	$7.50	$2,366.88	$7.50	$2,357.50	$7.50	$1,713.75	$8.50	$1,942.25	$10,975.01

1/1/2013	$8.22	$2,594.63	$7.50	$2,366.88	$7.50	$2,357.50	$7.50	$1,713.75	$8.50	$1,942.25	$10,975.01
2/1/2013	$8.22	$2,594.63	$7.50	$2,366.88	$7.50	$2,357.50	$7.50	$1,713.75	$8.50	$1,942.25	$10,975.01
3/1/2013	$8.22	$2,594.63	$7.50	$2,366.88	$7.50	$2,357.50	$7.50	$1,713.75	$8.50	$1,942.25	$10,975.01
4/1/2013	$8.22	$2,594.63	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,227.56
5/1/2013	$8.22	$2,594.63	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,227.56
6/1/2013	$8.22	$2,594.63	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,227.56
7/1/2013	$8.22	$2,594.63	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,227.56
8/1/2013	$0.00	$0.00	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$8,632.93
9/1/2013	$0.00	$0.00	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$8,632.93
10/1/2013	$0.00	$0.00	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$8,632.93
11/1/2013	$7.73	$2,437.88	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,070.81
12/1/2013	$7.73	$2,437.88	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,070.81

1/1/2014	$7.73	$2,437.88	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,070.81
2/1/2014	$7.73	$2,437.88	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,070.81
3/1/2014	$7.73	$2,437.88	$7.73	$2,437.88	$7.73	$2,428.23	$7.73	$1,765.16	$8.76	$2,001.66	$11,070.81
4/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
5/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
6/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
7/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
8/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
9/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
10/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
11/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
12/1/2014	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29

1/1/2015	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
2/1/2015	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
3/1/2015	$7.96	$2,511.02	$7.96	$2,511.02	$7.96	$2,501.07	$7.96	$1,818.12	$9.02	$2,061.07	$11,402.29
4/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
5/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
6/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
7/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
8/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
9/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
10/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
11/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
12/1/2015	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23

1/1/2016	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
2/1/2016	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
3/1/2016	$8.20	$2,586.35	$8.20	$2,586.35	$8.20	$2,576.10	$8.20	$1,872.66	$9.29	$2,122.77	$11,744.23
4/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
5/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
6/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
7/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
8/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
9/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
10/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
11/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
12/1/2016	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85

1/1/2017	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
2/1/2017	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
3/1/2017	$8.44	$2,663.94	$8.44	$2,663.94	$8.44	$2,653.39	$8.44	$1,928.84	$9.57	$2,186.75	$12,096.85
4/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
5/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
6/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
7/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
8/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
9/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
10/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
11/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
12/1/2017	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13

1/1/2018	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
2/1/2018	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
3/1/2018	$8.69	$2,743.86	$8.69	$2,743.86	$8.69	$2,732.99	$8.69	$1,986.71	$9.85	$2,250.73	$12,458.13
4/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
5/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
6/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
7/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
8/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
9/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
10/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
11/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
12/1/2018	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91

1/1/2019	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91
2/1/2019	$8.96	$2,826.17	$8.96	$2,826.17	$8.96	$2,814.98	$8.96	$2,046.31	$10.15	$2,319.28	$12,832.91

*	In addition to Base Rent above, Tenant will be responsible for its share of Additional Rent per Section 4.2 above.

Initial

LEASE OF SPACE

For Property Located At

8955 SOUTH RIDGELINE BOULEVARD

Exhibit B

1. Delivery of the Premises. Landlord shall deliver the respective portions of the Premises to Tenant in their then current, “AS-IS” condition, but in accordance with Sections 4.4 and 6.3 of the Lease.

2. Space Plans. Landlord has contracted with, or shall contract with, and pay to, Tenant’s architect, David Wince Architecture (“Tenant’s Architect”), a fee not to exceed $0.12 per rentable square foot of space contained in the Premises or $1,774.08 based on 14,784 square feet) (which amount shall not be deducted from the Tenant Improvement Allowance defined below), for preparation of the necessary test fit in order to analyze Tenant’s space needs and prepare a space plan and pricing plan mutually acceptable to the parties (the “Space Plan”, attached as Exhibit B-1) which will depict the leasehold improvements (“Tenant Improvements”) and all other items to be completed in the Premises which are necessary or desirable in connection with Tenant’s occupancy and use of the Premises

3. General Contractor; Tenant’s CM. Tenant or Tenant’s CM (as hereinafter defined) shall select a general contractor to perform the construction of the Tenant Improvements, which contractor shall be approved by Landlord in its reasonable discretion to act as Tenant’s general contractor for the purpose of construction of Tenant’s Improvements (“Tenant’s Contractor”). Tenant shall supervise the Tenant Improvements and, in connection therewith, shall select and use its own construction manager. Landlord hereby approves CresaPartners to act as Tenant’s construction manager (“Tenant’s CM”), which Tenant’s CM shall act on Tenant’s behalf with respect to: (a) working with Landlord in connection with overseeing Tenant’s Contractor’s construction of the Tenant Improvements pursuant to the construction contract entered into by and between Tenant and Tenant’s Contractor (the “TI Construction Contract”), and (b) the construction of the Tenant Improvements in the Premises. In such capacity, Tenant’s CM will oversee preparation of the Space Plan, the Tenant Improvements and change orders, ensure conformity of the construction to the Space Plan, and manage Tenant’s subcontractors and specialty contractors. The cost of Tenant’s CM shall be an Improvement Allowance Item. Tenant’s CM shall have the obligation to review, monitor, and approve all plans and materials involved in the Tenant’s Improvements throughout the entire construction process, and shall at all times comply with the rules and regulations set forth on Exhibit D to the Lease.

4. Construction of Tenant Improvements. Tenant, or its contractors or agents, will perform the Tenant Improvements required to meet the requirements of the Space Plan attached as Exhibit B-1. All work performed in the Premises (including, without limitation, the Tenant Improvements) by or at the request of Tenant shall be constructed in a good and workmanlike manner, in accordance with all Applicable Laws.

5. Tenant Improvement Allowance.

(a) Landlord shall provide to Tenant a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) of $147,840.00 (based upon $10.00 per rentable square foot of space in the Premises) to be applied toward the Tenant Improvements required to meet the requirements of the Space Plan. Any cost of the Tenant’s Improvements (including, without limitation, the cost of Space Plans, the construction drawings, construction costs, contractor fees and construction management fees) over and above the Tenant Improvement Allowance, and the cost of any additional work required by Tenant, if any, shall be paid by Tenant.

Initial

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8955 SOUTH RIDGELINE BOULEVARD

(b) Landlord shall make payments with respect to the Tenant Improvement Allowance, not more frequently than once per month, to the extent of the amounts properly billed by Tenant’s Contractor for construction/installation of Tenant Improvements, up to the maximum amount of the Tenant Improvement Allowance. Each month, Tenant shall submit to Landlord: (i) evidence reasonably satisfactory to Landlord that the work for which payment has been requested has been completed in a satisfactory manner, (ii) statutory conditional lien waivers (in form acceptable to Landlord in its reasonable discretion), and (iii) copies of all applicable invoices, purchase agreements, work agreements or related documents evidencing the services rendered or products purchased. Within 15 days following receipt of such information Landlord shall pay the entire amount of the payment requested by Tenant, until the Tenant Improvement Allowance has been paid in full. In the event that Landlord has failed to pay the Tenant Improvement Allowance as set forth herein, Tenant may offset the amounts owed against Base Rent and Additional Rent. After Landlord has disbursed the entire Tenant Improvement Allowance any and all amounts remaining to be paid to complete the Tenant Improvements are the responsibility of Tenant, Tenant shall pay all of those costs in a timely manner and shall obtain appropriate statutory conditional and final lien waivers as required by the Lease.

6. Governmental Approvals. Tenant shall be responsible for obtaining, from all governmental agencies having jurisdiction, (a) all approvals and building permits required to construct the Tenant Improvements, (b) all inspections of the Tenant Improvements during and after completion of the construction process, and (c) the Certificate of Occupancy for the Premises that will be available after construction of all of the Tenant Improvements are completed in accordance with all applicable governmental requirements. Landlord shall cooperate with Tenant in obtaining all such approvals, permits and inspections and the Certificate of Occupancy. Tenant shall promptly provide copies of such approvals, permits and inspections to Landlord or Landlord’s agents.

7. No Fees. No construction management fee, coordination or oversight fee, or other “mark ups” shall be charged by Landlord in connection with the Tenant Improvements.

Initial

LEASE OF SPACE

For Property Located At

8955 SOUTH RIDGELINE BOULEVARD

Exhibit B-1

Tenant Preliminary Space Plan

SUITE 1000
SUITE 1100
SUITE 1200
SUITE 1400
SUITE 1500

1 GROUND FLOOR - NEW WORK PLAN

DAVIS WINCE AE ARCHITECTURE

ADA

SPACE PLAN #4A
02/16/12

ADA ES LABORATORY

SP-4A

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For Property Located At

8955 SOUTH RIDGELINE BOULEVARD

Exhibit C

Tenant’s Space Utilization at the Premises

Activities contemplated by the approved Tenant Space Plans (Exhibit B-1)

General Business activities

•	Office and Meeting space

•	Office equipment

•	Warehouse (storage) space

•	Employee activities (work and social including workout equipment/facilities)

Storage, assembly and light industrial activities, including the units specified below:

Analyzer Turnaround Unit

•	Unit to be used to clean up and prepare analyzers that are used to measure air pollutants.

•

ADA owns several fifth wheel trailers that are transported to power plants and contain testing gear. Occasionally the trailers will come back to the Analyzer Turnaround unit to clean up and refurbish the testing gear before the trailer is sent out for the next job.

Storage and Shop Unit

•	Rack storage of power plant testing gear and shop (work bench, hand tools)

Panel Shop Unit

•	Used for fabricating and testing electrical panels

Lab Unit

•	Unit will contain laboratory equipment to conduct various tests (wet chemistry lab, instruments to analyze properties of materials)

Process Development Unit

•	Unit to be used to conduct tests and development of technology. Specific use is not defined at this time, but typical envisioned use as follows:

¡	Building and testing scale models of air pollution control devices

¡	Testing prototype components that are used to clean up air pollutants

Initial

LEASE OF SPACE

For Property Located At

8955 SOUTH RIDGELINE BOULEVARD

Exhibit D

RULES AND REGULATIONS

(Last updated 2011)

1. ALL REFERENCES IN THESE RULES AND REGULATIONS SHALL REFER TO LANDLORD AND TENANT UNDER THIS LEASE. IT IS UNDERSTOOD, HOWEVER, THAT THESE SAME RULES AND REGULATIONS SHALL BE ADOPTED AND OTHERWISE APPLIED TO OTHER TENANTS IN THIS BUILDING.

2. Except as otherwise provided in the Lease or any Exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, placard, picture, and advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord has been obtained.

All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord.

Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface other than the standard drape issued by Landlord.

3. Intentionally deleted.

4. Except as otherwise provided in the Lease or any Exhibits thereto, the bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names there from and otherwise limit the number of listings thereon.

5. The sidewalks, passages, exits, entrances, and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, providing that nothing herein contained shall be construed to prevent such access to persons whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

6. Other than a Tenant-installed touchpad key code (for which Tenant will provide Landlord access), Tenant shall not alter any lock nor install any new or additional lock or any bolts on any door of the Premises without the written consent of Landlord. Tenant shall not copy any keys what so ever. Tenant shall request any lock change or copies of keys directly from Landlord. Tenant shall pay Landlord for the cost of any alteration, installation or additional locks or bolts or additional copies of keys outside of the initial four keys provided. Tenant shall be permitted to install a key-card or key-pad locking system, but shall provide Landlord with the necessary information to access to the Premises.

7. Each tenant, upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made by the Landlord, and in the event of loss of any keys so furnished, shall pay Landlord, therefore Tenant shall not alter any lock nor install any new or additional lock or any bolts on any door of the Premises without the written consent of Landlord, and then only through Landlord’s designated vendors.

Initial

LEASE OF SPACE

For Property Located At

8955 SOUTH RIDGELINE BOULEVARD

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

9. Intentionally deleted.

10. No furniture or freight shall be brought into the Building without the protection of any glass and any type of flooring. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards. Any damage shall be the Tenants sole responsibility and liability.

11. Intentionally deleted

12. Intentionally deleted

13. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of any noise, odors and (or) vibrations, or interfere in any way with other tenants or those having business therein.

14. Other than for the purposes of supporting individuals with disabilities, no pets, animals, or birds may be brought in or kept in or about the Premises of the Building. A one-time warning will be provided; failure to abide by the rules will result in a $50.00 fine assessed to the Tenants account. Tenant agrees to be courteous and respect the rights of other tenants in the building with respect to conduct by Tenant and its staff / clients. Tenant does not have the right to kennel or overnight any animals in the Premises, nor walk animals on property whether exterior or interior.

15. No cooking of food, with the exception of microwave oven use, shall be done or permitted by any tenant on the Premises. Tenant shall not use any cooking devices, including but not limited to electric, gas or charcoal barbeque or grill in the Premises or the Building or the parking lot or sidewalks or parking lot adjacent to the Premises. No tenant shall allow the Premises to be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

16. Landlord acknowledges that Tenant will have testing labs at the Leased Space and that such labs may include heating apparatus. Tenant agrees that it will use all lab apparatus with due care and that Tenant is responsible for damage to the premises caused by the use of such lab apparatus. Otherwise Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable, explosive or combustible fluid or material or use any method of space heating not used as part of the testing labs (example: electric heaters) or space air conditioning other than that supplied by Landlord.

17. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

18. Intentionally Deleted.

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8955 SOUTH RIDGELINE BOULEVARD

19. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

20. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building.

21. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass Issued by Landlord or not properly issued.

22. The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

23. Intentionally deleted.

24. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s HVAC system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Units should remaining in operation and not turned off to prevent damage and Tenant is responsible to regulate the temperature for its own premise as well as all incurred expenses.

25. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising,

26. Canvassing, soliciting and peddling is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

27. Except as otherwise provided in the Lease, all parking ramps and areas plus other public areas shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

28. Whenever the consent or approval of Landlord is required under these Rules and Regulations, Landlord agrees that such consent shall not be unreasonably withheld or delayed. Ten days are required for the Landlord to respond.

29. There shall be no smoking permitted at any time in the Building and no smoking within 20 feet of the building, all persons smoking outside shall properly extinguish all smoking materials, and properly dispose of and not left on the ground or in shrubbery.

30. No skateboarding shall be permitted on the premises inside or outside the premises including the sidewalks, stairs, handrails or parking lot.

31. Tenant shall first contact Property Management for service related issues so Management may dispatch the appropriate vendor or notify Tenant if not applicable.

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32. In the event of any conflict between these Rules and Regulations and the Lease, the Lease shall prevail providing a fully executed standard lease of Highridgeline, LLC., has been executed which includes all Exhibits of Rules and Regulations and Parking Access Form.

Initial